                                                                   EXHIBIT 10.39

                 SHARED INTELLECTUAL PROPERTY LICENSE AGREEMENT


         This Shared Intellectual Property License Agreement (this "AGREEMENT"), entered into as of this 20th day of December, 2002, by and between ULTRAK, INC., a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at Lewisville, Texas (together with its Affiliates, hereinafter referred to as "ULTRAK" or "LICENSOR") and PITTWAY CORPORATION, a Delaware corporation ("Licensee") and wholly-owned subsidiary of Honeywell International Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at Morristown, New Jersey ("HONEYWELL").

                                    RECITALS:

         A. Honeywell, Ultrak and certain Affiliates of Ultrak have entered into that certain Asset Purchase Agreement dated as of August 8, 2002 (as amended to date, the "ASSET PURCHASE AGREEMENT") pursuant to which Honeywell has agreed to purchase, and ULTRAK has agreed to sell, on the terms and conditions set forth in the Asset Purchase Agreement, certain business assets of Ultrak, including Transferred Intellectual Property (as that term is defined in the Asset Purchase Agreement), and pursuant to which Ultrak will continue to own certain Shared Intellectual Property (as that term is defined in the Asset Purchase Agreement)

         B. As a condition to the Closing under the Asset Purchase Agreement and the purchase by Honeywell of the business assets to be purchased thereunder, and except as otherwise provided herein, Honeywell requires Ultrak, and Ultrak has agreed as an inducement to Honeywell, to grant to Honeywell and its Affiliates a license to the Shared Intellectual Property for use in any field and to provide certain consulting services to Honeywell and its Affiliates related to supporting the Access Control Business (as defined herein), on the terms and conditions set forth in this Agreement.

         C. Pursuant to the terms of the Access Control Supply Agreement dated of even date herewith between Ultrak and Licensee (the "ACCESS CONTROL SUPPLY AGREEMENT"), Ultrak has agreed to supply Licensee with certain products which utilize certain Shared Intellectual Property licensed under this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

         1. Definitions. Capitalized terms used herein but otherwise not defined herein shall have the meaning ascribed thereto in the Asset Purchase Agreement.

            a. "ACCESS CONTROL BUSINESS" shall mean the access control business in the Non-U.S. Jurisdictions as of the Closing and any access control sales of Licensor's access control products or systems generated by Licensee in the Non-U.S. Jurisdictions after the Closing pursuant to this Agreement and the Access Control Supply Agreement.

            b. "CONSULTING SERVICES" shall mean: (1) providing personnel resources to maintain, resolve systems problems relating to, and otherwise support the Access Control Business; and (2) providing telephone hotline support relating to the Access Control Business.

            c. "DERIVATIVE WORK" shall mean a "derivative work" within the meaning of the United States Copyright Act, 17 U.S.C. Section 101 et seq. -- ---

            d. "LICENSED IP" shall mean all Shared Intellectual Property (as that term is defined in the Asset Purchase Agreement), including without limitation the Intellectual Property (as that term is defined in the Asset Purchase Agreement) listed on Schedule 4.11(a)(ii) of the Asset Purchase Agreement and all Intellectual Property associated therewith, and all Intellectual Property rights associated with each of the Nonexclusive Third Party License Agreements (as such agreements are defined in the Asset Purchase Agreement and listed in Schedule 4.11(c) thereof).

         2. Grant of License; Ownership.

            a. License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive (except as to Licensor's exercise of all rights in the Licensed IP, including the right to license third parties providing products or services to Licensor, subject to Section 6.11 of the Asset Purchase Agreement), fully paid-up, perpetual, irrevocable, worldwide license to make, sell, use, offer for sale, distribute, export, import, modify, make improvements to, prepare Derivative Works of, reproduce, and exercise all other rights in and to the Licensed IP in any field of use, including without limitation, the design, manufacture, sale and distribution of products and systems which function to acquire, transmit, route or control images and related data in a private network (the "LICENSE").

            b. Sublicenses. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, fully paid-up sublicense of all of Licensor's rights in and to the Licensed IP licensed by Licensor from third parties pursuant to each of the Nonexclusive Third Party License Agreements (collectively, the "SUBLICENSES" or, individually, each a "SUBLICENSE"). No Sublicense under a Nonexclusive Third Party License Agreement is granted if the grant of such Sublicense would violate the Nonexclusive Third Party License Agreement provided that Licensor shall use commercially reasonable efforts to obtain such Sublicense prior to Closing (but shall not be required to pay additional royalties or fees in order to obtain such Sublicense).

            c. Limited Ability to Sublicense. Licensee may sublicense any or all of its rights under the License or in the Sublicenses to any Affiliates of Licensee or to a successor of all or substantially all of the assets (including by merger, stock sale, asset sale, or otherwise) of the CCTV Business or the Business without prior written Consent of Licensor. Except as otherwise set forth herein, neither party shall sublicense any of its rights or delegate any of its duties under the License or Sublicenses without prior written consent of the other party.




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

            d. Ownership. As between Licensor and Licensee, Licensor shall own all right, title and interest in and to the Licensed IP. As between Licensor and Licensee, each party shall own the improvements and modifications it (or third parties on its behalf) makes to, including any Derivative Works it (or third parties on its behalf) makes of, the Licensed IP.

            e. Maintenance. Licensor, at its own expense, shall execute, file and record all documents to maintain, preserve and renew all applications of and registrations for any Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) that are in existence at the time of the date of this Agreement in any country or other jurisdiction in the world, and take any other action that may be required to maintain the value, validity and enforceability of the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements). At Licensee's expense and request, Licensor shall, within ten (10) business days of receipt, execute any documents reasonably requested by Licensee to file, maintain, preserve and renew all applications of and registrations for, the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) in the name of Licensor in any country or other jurisdiction in the world where the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) is not registered and no application therefor is pending, or where other action may be required to maintain protection of the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements), including the recordation of this Agreement. Licensor shall not intentionally take, or omit to take, any action which may reasonably be expected to jeopardize the use, value, validity, or enforceability of the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) anywhere in the world or where the Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) is used by Licensee. Licensor further shall not allow any existing application for or registration of any Licensed IP (except as to any Licensed IP licensed under Nonexclusive Third Party Agreements) in any country to lapse, expire, be cancelled or otherwise become abandoned or lose effect without first receiving written confirmation from Licensee that such application or registration in question is no longer of interest. Licensor shall provide ninety (90) days prior written notice to Licensee before the termination or expiration of any Nonexclusive Third Party License Agreement.

            f. Consents. Licensor shall at its own expense execute all documents necessary for the grant of each Sublicense simultaneously with the date of this Agreement.

         3. Non-Competition. Ultrak agrees to comply with the terms of Section
6.11 of the Asset Purchase Agreement, which shall be a material obligation of this Agreement and shall be incorporated by reference into this Agreement.

         4. Consulting Services.

            a. Transition Period. To facilitate technology transfer, for the first 90 days following the Closing ("Transition Period"), Licensor shall provide Consulting Services that Licensee, on its own behalf or on the behalf of its Affiliates or customers, may reasonably request relating to the support of the Access Control Business. Such Consulting Services during the Transition Period shall be provided by Licensor to Licensee (1) at no cost (except that Licensee will reimburse or pay Seller any reasonable out-of-pocket costs relating to Licensor's provision of such Consulting Services) if such Consulting Services relate to any systems for which Licensor has received at least 90% of the revenue, and (2) at a most favored rate on a time and materials basis if such Consulting Services relate to any systems for which Licensor has received less than 90% of the revenue for such system, provided that Licensee shall have the right to receive telephone support services at no cost.

            b. Post-Transition Period. After the Transition Period, Licensor may provide Consulting Services to Licensee in connection with the Access Control Agreement, the terms of which are incorporated herein by reference, or as mutually agreed in writing by the parties. Other services may be provided by Licensor to Licensee as otherwise agreed by the parties.

         5. Representations and Warranties. Without limiting, and in addition to, the representations and warranties made by Licensor in Article IV of the Asset Purchase Agreement, Licensor represents, warrants, and covenants as follows:

            a. Ownership. Licensor owns all right, title and interest in and to the Licensed IP (except any Licensed IP licensed under Nonexclusive Third Party License Agreements) and/or has the right to grant the License and the Sublicenses granted in this Agreement.

            b. Consulting Services. Licensor shall perform the Consulting Services in a professional and competent manner, using at least the same standard of care that it uses in performing such services in its own affairs.

            c. Valid and Enforceable Rights. Licensor has taken, and shall take, all necessary steps to maintain and protect Licensor's rights in and to, and the value, validity and enforceability of, the Licensed IP (except any Licensed IP licensed under Nonexclusive Third Party License Agreements) and to preserve its rights under the Nonexclusive Third Party License Agreements.

            d. No Violation of Third Parties. To Licensor's knowledge, the use of the Licensed IP (except any Licensed IP licensed under Nonexclusive Third Party License Agreements) as permitted under this Agreement does not infringe, conflict with, or otherwise violate, the rights of any third party.

            e. No Claims by Third Parties. Licensor is not a defendant to any action, suit, investigation, or proceeding relating to, or otherwise has been notified of, any claim that Licensor's use of the Licensed IP in connection with its business infringes the rights of any third person. To Licensor's knowledge, there is no infringement by any third person of any of the Licensed IP.

            f. Accuracy of Representations and Warranties. The representations and warranties furnished by Licensor in this Agreement are accurate, correct and complete in all respects and do not contain any untrue statement of fact or, when considered in the context in which presented, omit to state a fact necessary to make the statements and information contained herein not misleading.




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

         6. Infringement.

            a. Notice. Both parties agree promptly to give notice in writing to the other party of any infringement or suspected or threatened infringement by a third party of the Licensed IP which it learns of at any time during the term of this Agreement.

            b. Rights of Licensor. Upon learning of any such potential infringement under Section 6(a), Licensor may, but shall not be obligated to, take whatever action it deems necessary or desirable to protect or enforce its and Licensee's rights to the Licensed IP, including the filing and prosecution of litigation, opposition or cancellation proceedings, the institution of federal or state proceedings and the right to settle, subject to Licensee's approval, which shall not unreasonably be withheld. In the event that Licensor takes such action, Licensee shall provide, at Licensor's expense, reasonable cooperation to Licensor in the execution of any documents or other similar assistance required for Licensor to take such steps, including joining Licensor as a party in any litigation where reasonably necessary for the conduct thereof. Licensor agrees to notify Licensee in writing of Licensor's decision and course of action as soon as reasonably possible following the receipt of any notice from the Licensee under Section 6(a) above.

            c. Rights of Licensee. In the event that Licensor elects not to exercise its rights under Section 6(b) or fails to take action under Section 6(b) within 30 days of learning or receiving notice of any infringement or suspected or threatened infringement, Licensee shall have the right, but not the obligation, at its sole expense and upon prior written notice to Licensor, to take such action as it deems necessary for the protection of its and Licensor's rights in and to the Licensed Property, including the institution of federal and state proceedings and the right to settle, subject to Licensor's approval, which shall not be unreasonably withheld. In the event Licensee takes any action permitted under this Section 6(c), Licensor shall provide, at Licensee's expense, reasonable cooperation to Licensee in the execution of any documents or other similar assistance required for Licensee to take such steps, including joining Licensee as a party in any litigation where reasonably necessary for the conduct thereof. If Licensee decides not to take any action with respect to such infringement to enforce its rights pursuant to this Section, it shall promptly notify Licensor of such decision.

            d. Joint Action. Nothing in this Agreement shall be construed to prevent Licensor and Licensee from taking action jointly in any infringement suit or other action with respect to the Licensed IP.

            e. Recovery. The party that takes action against an unauthorized third party use (unless the action is taken jointly) shall receive and retain any and all funds recovered in such an action, including without limitation, the settlement thereof, after all parties are reimbursed for all out-of-pocket costs and expenses incurred by them in connection with such action. If the action is taken jointly, the parties will share the expenses equally and, after payment of expenses, the parties shall share equally any and all funds recovered in an action, including without limitation, the settlement thereof.

         7. Indemnification. Without limiting its indemnification obligations under the Asset Purchase Agreement, Licensor shall indemnify Licensee, its Affiliates and all of their directors, officers, employees, agents and representatives from any and all claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including but not limited to reasonable attorneys fees and other expenses of litigation) arising out of or connected with any third party claim of infringement relating to the Licensed IP (except for Licensed IP licensed under Nonexclusive Third Party License Agreements) when used as permitted by this Agreement, any breach by Licensor of the Nonexclusive Third Party License Agreements, or any claim by any third party to the extent relating to the Consulting Services provided by Licensor to Licensee under this Agreement, provided however, that with respect to claims relating to modifications to the Licensed IP made by Licensee (or third parties on its behalf) after the date of this Agreement, Licensor shall not have an obligation of indemnification for any portion of the claim relating solely to the modification. Licensee shall indemnify Licensor for any portion of a third party infringement claim relating solely to any modification to the Licensed IP made by Licensee or third parties on its behalf. The indemnified party shall promptly notify the indemnifying party in writing of any claim, action, or demand for which the indemnified party intends to claim indemnification hereunder (however, failure to give such timely notice shall only relieve indemnifying party from its obligations hereunder to the extent it was prejudiced by such failure). The indemnified party agrees that the indemnifying party will control the defense of all claims, actions, or demands which are indemnified against hereunder at indemnifying party's expense, unless indemnified party notifies indemnifying party that it will assume responsibility therefor (in which event indemnified party shall bear all expenses thereof, including fees and expenses of one counsel and any local counsel). Each party will cooperate fully with the other party and its legal representatives in the investigation and defense of any claim, action, or demand covered by this indemnification. Indemnified party will permit the indemnifying party to settle any claim, action, or demand and agrees that the indemnifying party will control such settlement, provided that such settlement does not adversely affect the indemnified party's rights or impose any obligations on the indemnified party in addition to those stated in this Agreement. Indemnifying party, in the defense of any claims, actions, or demands, will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to the claim, action, or demand. No such claim, action, or demand will be settled by the indemnified party without the prior written consent of the indemnifying party.

         8. Limitation of Liability. EXCEPT FOR LICENSOR'S AND LICENSEE'S OBLIGATIONS OF INDEMNIFICATION UNDER SECTION 7 OF THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, LOST SAVINGS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING FROM THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

         9. Confidentiality.




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

            a. Obligations. Subject to Licensee's right to sublicense and assign this Agreement pursuant to Sections 2(c) and 17, the parties acknowledge and agree that proprietary or nonpublic information disclosed under this Agreement by one party (the "Disclosing Party") to the other party (the "Receiving Party") directly or indirectly, which information is marked as "proprietary" or "confidential" or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure, constitutes the confidential and proprietary information ("Confidential Information") of the Disclosing Party. The Receiving Party shall retain in confidence and not disclose to any third party any Confidential Information of the Disclosing Party without the Disclosing Party's express written consent or as otherwise permitted under this Agreement, and the Receiving Party shall not use such Confidential Information, except to exercise its rights and perform its obligations under this Agreement. Without limiting the foregoing, each party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care. In the event that the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, it is agreed that the Receiving Party will provide the Disclosing Party with prompt notice of each such request so that it may seek an appropriate protective order or other appropriate remedy and/or waive the Receiving Party's compliance with the provisions of this Section 9, and the Receiving Party will cooperate with the Disclosing Party to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained or that the Disclosing Party grants a waiver hereunder, the Receiving Party may furnish only that portion of the Confidential Information which it is legally compelled to disclose and will use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

            b. Exceptions. Notwithstanding the foregoing, Confidential Information will not include information to the extent that, in each case, such information is demonstrated by written documentation:

               (1) was already known by the Receiving Party, to the extent such information was so known by the Receiving Party without an obligation of confidentiality, at the time of disclosure hereunder;

               (2) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party hereunder;

               (3) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

               (4) was subsequently lawfully disclosed to the Receiving Party by a person other than a party or developed by the Receiving Party without reference to any information or materials disclosed by the Disclosing Party.

         10. Term and Termination; Arbitration.



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

            a. Term. This Agreement and the Licenses granted hereunder will be effective as of the Closing and will continue in full force and effect indefinitely (the "Term"), unless terminated as set forth in this Section 10.

            b. Breach; Arbitration; Termination. In the event that either party defaults in the performance of a material obligation under this Agreement, then the non-defaulting party may provide written notice to the defaulting party describing with specificity: (i) the nature and basis of such default with reference to the applicable provisions of this Agreement; and (ii) the non-defaulting party's requested cure. In the event that such material default is not cured within ninety (90) days after such notice, the non-defaulting party must seek arbitration pursuant to the provisions of Section 9.13 of the Asset Purchase Agreement. If the non-defaulting party fails to commence arbitration proceedings within 180 days of its initial written notice of default, the alleged default will be deemed cured, the non-defaulting party shall irrevocably waive its claim of default and the allegedly defaulting party shall have no further obligation to cure. Any breach of Section 6.11 (non-competition) of the Asset Purchase Agreement by Licensor shall be deemed a breach of this Agreement, and the Licensee shall have the rights to any remedies under this Agreement or under the Asset Purchase Agreement for such breach by Licensor.

            c. Certain Events of Termination. On the occurrence of any of the following events, this Agreement may be terminated by either party, effective on delivery of notice in accordance with Section 11 of this Agreement:

               (1) The filing of any petition seeking any reorganization, arrangement, liquidation, dissolution or similar relief with respect to the other party which is not dismissed or withdrawn within 60 days of filing;

               (2) The appointment of a receiver for all of the other party's assets; and

               (3) The other party becomes insolvent, or it is unable to pay its debts as they become due.


            d. Effect of Termination. Upon termination of this Agreement, all right, title and interest in the Licensed IP shall vest in Licensor provided however that Licensee shall have the right to continue to exercise the rights under the License and Sublicenses with regard to any portion of Licensed IP existing as of the date of termination. Any such termination described above in this Section 10 shall be without prejudice to any other rights or claims either party may have against the other.

            e. Survival. The terms and conditions of the following Articles and Sections will survive termination or expiration of this Agreement: Section 2(a) (as to any Licensed IP existing as of the date of termination), Section 2(b),
Section 2(c), Section 2(d), Section 3, Section 7, Section 8, Section 10(d),
Section 10(e) and Sections 11, 13, 14, 15 and 17. In addition, the termination or expiration of this Agreement shall not relieve any party of any liability that accrued prior to such termination or expiration or any losses from any willful breach. Except as expressly provided in this Section 10(e), all other provisions of this Agreement shall terminate upon the expiration or termination hereof.



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

            11. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two (2) business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

                  If to Licensee:

                           Ultrak, Inc.
                           1301 Waters Drive Drive
                           Lewisville, Texas  75057
                           Attention:  General Counsel

                  With a copy to:

                           Gardere Wynne Sewell LLP
                           1601 Elm Street, Suite 3000
                           Dallas, Texas  75201-4761
                           Attention:  Richard L. Waggoner, Esq.

                  If to Licensor:

                           Honeywell International Inc.
                           101 Columbia Road
                           Morristown, NJ  07962
                           Attention:  Chief Patent Counsel

                  With a copy to:

                           Honeywell International Inc.
                           1985 Douglas Drive North
                           Golden Valley, MN  55422-4386
                           Attention:  General Counsel, Automation
                                and Control Solutions


or to such other address or to such other Person as either party may have last designated by notice to the other party.

         12. Waiver. No delay or failure of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude other or further exercise thereof or the exercise of any other right, power or remedy.



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

         13. Severability. If under any applicable and binding law or rule of any applicable jurisdiction, any provision of this Agreement is held to be invalid or unenforceable, the invalid or enforceable provision, or any portion thereof, shall be modified to the extent required to be valid and enforceable and the remaining provisions of this Agreement will continue to be given full force and effect.

         14. Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.


         15. Choice of Venue; Service of Process.

            a. Venue. Subject to the limitations set forth in Section 10(b) above, the parties agree that the venue for any action, injunctive application or dispute determinable by a court of law arising out of or relating to this Agreement shall be in the State of Delaware and that the Federal and state courts therein shall have exclusive jurisdiction over the subject matter of such action and the parties hereto. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or for recognition or enforcement of any judgment relating to this Agreement, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            b. Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         16. Entire Agreement. Except as expressly provided herein, this Agreement constitutes the entire Agreement between the parties hereto and supersedes all provisions, negotiations, agreements and commitments in respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

         17. Successors and Assigns. Neither the License or the Agreement may be assigned, conveyed, transferred, or licensed by (1) Licensee without Licensor's prior written Consent, except (a) to a successor of all or substantially all of the assets (including by merger, stock sale, asset sale, or otherwise) of Licensee, (b) to a successor of all or substantially all of the assets (including by merger, stock sale, asset sale, or otherwise) of the CCTV Business or the Business, (c) by operation of law, or (d) to an Affiliate of Licensee; or
(2) Licensor without Licensee's prior written Consent. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Any purported assignment conveyance, license, or other transfer in violation of this Agreement will be void and unenforceable.


         18. Further Assurances. Subject to the specific terms of this Agreement, each party shall make, execute, acknowledge and deliver such other instruments and documents and take such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         19. Counterparts. This Agreement may be executed in counterparts, both of which will constitute one and the same instrument.

         20. Force Majeure. Each party shall bear no responsibility or liability for any losses arising out of any delay, inability to perform or interruption of its performance of obligations under this Agreement due to any acts or omissions of the other party or for events beyond its reasonable control (hereinafter referred to as "Force Majeure") including, without limitation, acts of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of the party whose performance is affected by the Force Majeure event. The party whose performance is affected by the Force Majeure shall immediately notify the other party of the onset, extent and probable duration of such circumstances.

         21. Relationship of the Parties. The relationship of the parties shall be that of independent contractors and not as employees, agents, representatives, or partners.

         IN WITNESS WHEREOF, the parties hereto have caused this Shared Intellectual Property License Agreement to be signed and sealed by their duly authorized officer or representative as of the date first above written.

Licensor:                                                   Licensee:

ULTRAK, INC.                                                PITTWAY CORPORATION

By:  /s/ Chris Sharng                                       By: /s/ Thomas F. Larkins
     ----------------------------------------------            -----------------------------------------
     Name:  Chris Sharng                                       Name:  Thomas F. Larkins
     Title: Senior Vice President, Chief                       Title: Assistant Secretary
            Financial Officer and Secretary